SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐   Preliminary Consent Revocation Statement
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☐  Definitive Consent Revocation Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to Sec. 240.14a-12

AMERICAN REPUBLIC REALTY FUND I
(Name of Registrant as Specified in Its Charter)

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AMERICAN REPUBLIC REALTY FUND I
2800 N. Dallas Parkway, Suite 100
Plano, Texas 75093

January 3, 2007

     As a Limited Partner of American Republic Realty Fund I (the "Partnership"), you recently received correspondence from Mackenzie Patterson Fuller, Inc. ("MPF"), a California securities firm and minority owner of the Partnership. We believe that MPF's letter, urging you to vote in favor of the solicitation by Everest/Millenium to remove your General Partner, is misleading and omits information important to the Limited Partners.

     You should know that MPF essentially engages in the same enterprise as Everest/Millenium: acquiring real estate partnership interests at substantial discounts in order to acquire interests in valuable real estate properties at a fraction of their true value. They can hardly be considered an objective Limited Partner looking after the best long-term interests of their fellow partners. In light of this, it is worth pondering their motives.

MPF and Everest/Millenium have omitted to discuss important information such as:

  The imminent sale of the Partnership's Forestwood Apartments property at a very attractive price. MPF and Everest/Millenium are both well aware of this transaction and yet consistently fail to include it as part of their analysis. The buyers of the Forestwood Apartments have substantially completed their due diligence, made the required non-refundable payment into escrow and are scheduled to close the purchase in late February 2007. As we have explained in prior correspondence, this property cannot be sold prior to that date without incurring a very substantial mortgage prepayment penalty. The sale and its timing, designed to maximize the value of the Partnership's assets, are clearly the action of a General Partner acting in the best interests of the Limited Partners.

  After the closing of the sale of the Forestwood property your General Partner will consider the sale of the Partnership's final property located in Florida. As you can see, the General Partner will sell a property when it is in the best interests of the Limited Partners. A potential buyer has already shown an interest in the Florida property at an attractive price. Everest/Millenium's assertion that they are more likely to liquidate the Partnership is without any basis and contrary to actual facts. We believe that Everest/Millenium would actually be less likely to sell the final property.

  Upon the sale of the Forestwood Apartments, the annual management fee will be reduced to approximately $60,000. MPF and Everest/Millenium promise to reduce this fee by $50,000. This strains the boundaries of credulity. In effect they claim that Everest/Millenium will not only operate the remaining multi-million dollar property, but will improve the performance and value of the property, with a $10,000 a year management fee. It is more than foolish to believe this.

  MPF asserts the existence of a conflict of interest between the General Partner and Limited Partners. MPF, however, fails to disclose the basis for this supposed conflict.

     Your General Partner over the years has advanced more than $3,000,000 to the Partnership during critical times when depressed values and a bleak future made repayment by the Partnership problematic at best. Neither MPF nor Everest/Millenium promises to invest their cash in the properties if necessary. Your General Partner has proven under the most difficult circumstances his willingness to stand by and beyond his commitments. Now that the properties are operating successfully, with one on the verge of being sold at a very attractive price, Everest/Millenium is offering to solve nonexistent problems with phantom solutions. MPF and Everest/Millenium have made many unsubstantiated claims and allegations, but few reasons for changing your General Partner.

     If you have not voted, or you have voted in favor of Everest/Millenium's solicitation, your General Partner urges you to complete and sign the enclosed GREEN Consent Revocation Card and mail it in the enclosed envelope or fax it to 972-836-8033.

     If you would like additional copies of the Partnership's Consent Revocation Statement previously sent to you that explains in more detail the Partnership's position, or you have any questions or need assistance in voting your GREEN Consent Revocation Card, please call 972-836-8000 or toll free 800-966-2787.

American Republic Realty Fund I

Consent Revocation Card

     Solicited on behalf of American Republic Realty Fund I in opposition to the solicitation by Everest Management, LLC and Everest Properties II, LLC.

     The undersigned, a limited partner of AMERICAN REPUBLIC REALTY FUND I (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to the following proposal.

     The General Partner of the Partnership Recommends that you choose "REVOKE CONSENT" for the item below.

1. Removal of the General Partner of the Partnership.

[ ] Revoke Consent [ ] Do Not Revoke Consent [ ] ABSTAIN

     This Consent Revocation Card will be voted in accordance with the undersigned Limited Partner's specifications hereon. In the absence of such specifications, this Consent Revocation Card will be deemed to revoke all previously executed consents on the Everest proposal set forth in the Consent Revocation Statement.

     Please sign, date and mail this Consent Revocation Card today in the enclosed pre-addressed, postage-paid return envelope. If you have access to a fax machine, please fax your GREEN CARD to 972-836-8033, attention: Christy Cowling.

     Please sign your name below exactly as it appears on the Partnership's records. If your Partnership units are held jointly, each Limited Partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by general partner.

Dated: __________________, 2007
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                                                                                        Signature (if held jointly)

Please sign, date and return this Consent Revocation Card promptly. If you have any questions or need assistance, please call 972-836-8000 or toll free 800-966-2787.